                                                               EXHIBIT 10.1

                    [CONFIDENTIAL TREATMENT REQUESTED]
                    INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.








                                   AGREEMENT

                                    BETWEEN

                             TACO BELL CORPORATION

                                       &

                          PAR MICROSYSTEMS CORPORATION

                               DECEMBER 18, 1995
                               -----------------

                                   AGREEMENT

          THIS AGREEMENT is made as of 18th day of December 1995 by and between
                                       --
Taco Bell Corp., a California corporation, having a principal place of business at 17901 Von Karman, Irvine, CA (hereinafter referred to as "Buyer") and PAR Microsystems Corporation, having a principal place of business at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-1191 (hereinafter referred to as "Vendor").

WITNESSETH:

          WHEREAS, Vendor designs, develops and manufactures microprocessor based computer restaurant point of sale ("POS") equipment,

          WHEREAS, Buyer wishes to purchase certain Vendor POS equipment for use in Buyer's Taco Bell and Hot'n Now restaurants and in any other restaurants, where Vendor has designed the equipment to be used, which may be subsequently purchased by Buyer (collectively hereinafter referred to as "Buyer's restaurants"),

          WHEREAS, Vendor desires to sell such POS equipment to Buyer for use in Buyer's restaurants, and

          WHEREAS, the Parties now wish to enter into an agreement for the purchase of such POS equipment.

          NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND OF THE MUTUAL PROMISES HEREIN CONTAINED AND INTENDING TO BE LEGALLY BOUND HEREBY THE PARTIES DO HEREBY AGREE AS FOLLOWS:

          1.  DEFINITIONS:
              -----------

              For purposes of this Agreement including all Exhibits attached hereto, the following words shall have the following definitions:

              A.  Components - Means those individual units of POS
                  ----------
equipment/hardware or accessories as set forth in Exhibit A including, but not limited to, Counter and/or Drive-Thru POS Terminals, CRT Videos, Printers and other POS peripherals as may be sold or purchased under this Agreement.

              B.  Programs - Means all computer programs and integrated groups
                  --------
of programs and microcode (including but not limited to those relating to communications and operating systems) which Vendor integrates with its hardware components to form Vendor's computerized POS III system. "Programs" shall not include source code.

                                    1 of 19

          C.  Documentation - Means all listings, descriptions, manuals,
              -------------
specifications, coding (including object code in machine readable format), layouts, instructions, and like materials. "Documentation" shall not include source code.

          D.  System(s) - Means all Components including those set forth in
              ---------
Exhibit A hereto, along with related Programs making up Vendor's keyboard or touch LCD POS III System product. The parties understand that a System may be comprised of a varying mix of different configurations of Components depending upon the sales volume, sales mix and physical layout of each Taco Bell or Hot'n Now Restaurant.

          E.  Days - Means calendar days unless otherwise noted.
              ----

          F.  Escrowed Material - means all necessary information, including but
              -----------------
not limited to (i) the Programs and associated Documentation, (ii) the source code, (iii) the Component parts list and supplier list, and (iv) any and all other System/Component specifications which Vendor uses to maintain and support the Systems/Components and/or Programs.

          G.  Delivery or Deliver - Means shipment by Vendor to either a
              -------------------
segregated area within Vendor's facility or to another facility of Vendor's choice (hereinafter collectively referred to as a "Vendor facility") or to a location designated by Buyer, F.O.B. Vendor's facility, New Hartford, New York.

          2.  TERM OF AGREEMENT:
              -----------------
          This Agreement shall become effective as of the date first set forth above and shall terminate March 31, 1997 (hereinafter referred to as the "Term").

          3.  TERRITORY:
              ---------

          During the Term and subject to Vendor's good faith determination that it has the capability and that it is commercially practical, in any particular country outside the United States, to obtain the necessary approvals/certifications to deliver the Components/Systems, Programs and associated Documentation into such country and to meet the governmental laws and regulations of such country, Vendor agrees to provide Components/Systems and license Programs and Documentation to Buyer worldwide (hereinafter the "Territory"), which in any event shall include the United States, Canada and the islands of the Caribbean.

          4.  AGREEMENT TO PURCHASE:
              ---------------------

          A. (1) Subject to and in accordance with the terms and conditions set forth in this Agreement, Buyer, through its designee or its purchasing agent PFS, agrees to purchase and take Delivery from Vendor of a minimum of [CONFIDENTIAL TREATMENT REQUESTED] for the restaurants in which the Systems are to

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    2 of 19
be installed (hereinafter collectively the "Minimum Purchase Commitment"). In satisfying the Minimum Purchase Commitment obligation, Buyer, through its designee or its purchasing agent PFS, agrees to purchase and take Delivery from Vendor of a minimum of [CONFIDENTIAL TREATMENT REQUESTED].

              (2) Taco Bell can, in satisfying its Minimum Purchase Commitment, purchase such Systems through a purchasing agent other than PFS (i.e. a third party leasing company) provided:

                  (i) such third party understands and agrees that it is purchasing such Systems as an agent for Taco Bell, that such third party agrees to be bound by all the terms and conditions of the Agreement, and that all sales will be made in accordance with the specific terms and conditions set forth in this Agreement, and

                 (ii) Taco Bell understands and agrees that it will not be relieved of its obligations under this Agreement and will comply with all terms and conditions of such.

          B. Vendor's Programs and associated Documentation may, at Buyer's discretion, be licensed by Buyer to be used in accordance with the license provisions of this Agreement. There is no required minimum quantity of copies of the Programs and associated Documentation which must be licensed by Buyer.

          C. All Systems, Components, and/or Programs purchased/licensed by Buyer under this Agreement shall be purchased or licensed for use only in Buyer's or Buyer's franchisees' restaurants.

          5.  ORDERS, DELIVERY, AND INSTALLATION:
              ----------------------------------

              A. (1.) Using its best efforts to issue such not later than Sixty (60) Days prior to a requested installation date, Buyer shall issue separate order releases (hereinafter "Order(s)") or "Release(s)") against this Agreement, specifying to Vendor the Systems/Components it wishes to order and the date and place each such item is requested to be installed.

                  (2.)  If Buyer issues its Release for an order at least sixty
(60) Days prior to Buyer's requested installation date then such requested date shall become the scheduled installation date. If Buyer fails to issue its Release for an particular order at least sixty (60) Days prior to the requested installation date for such order then Vendor shall promptly notify Buyer of the date it has scheduled for installation. If the date differs from that requested by Buyer in its Release and if Buyer objects to the date Vendor has scheduled for installation the parties shall mutually agree upon a scheduled installation date.

              B.  (1)   At the time of signing this Agreement and again on the
same date of each month thereafter during the Term, Buyer should look forward a minimum

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    3 of 19
of six (6) months and provide Vendor with a schedule which reflects the total number of Systems/Components which are projected by Buyer to be required for installation in Buyer's or Buyer's franchisee's restaurants over such next six months (hereinafter the "Total System Projection"). The parties agree that the first three (3) months of each monthly Total System Projection shall be fixed and once provided, absent Vendor's consent, shall not be subsequently modified by Buyer.

          (2) Parties agree that at any time during the Term, Vendor may rely upon such total number of Systems/Components which are projected to be required for installation in Buyer's or Buyer's franchisee's restaurants over the then next three (3) months (hereinafter "Next 3 Month's Systems/Components") and elect, in its good faith discretion, to the extent the Next 3 Month's Systems/Components projections exceeds the quantity of Buyer's Systems/Components which have been Delivered and are then stored in Vendor's facility, to

          (a.) batch produce the remainder of such Next 3 Month's
Systems/Components,

          (b.) ship such Systems/Components to either the location designated by Buyer on any outstanding Releases, or if no location is designated by Buyer prior to the date Vendor is ready to ship such Systems/Components to a Vendor facility, and

          (c.) invoice Buyer for such shipped Systems/Components under payment terms, net thirty (30) Days from Buyer's receipt of invoice and Buyer shall be deemed to have taken Delivery of such Systems/Components with legal and equitable title passing to Buyer upon such shipment;

provided however, the Next 3 Month's Systems/Components projection shall in no event entitle Vendor to produce or Deliver any Systems in excess of the Minimum Purchase Commitment, unless Buyer expressly orders additional
Systems/Components.

       C. For all Systems/Components Delivered pursuant to this Agreement to a Vendor facility then, notwithstanding the fact that legal and equitable title to such Systems/Components shall have passed to Buyer upon Vendor's shipment to such locations, Vendor, as bailee, will bear the cost of shipment to such facility, cost of storage and risk of loss for those Systems/Components shipped to such locations and shall provide appropriate proof of adequate insurance (with an aggregate deductible no greater than $5,000) to Buyer's benefit until such Systems are actually shipped to a location designated by Buyer. Vendor shall use all of Buyer's stored Systems/Components to fulfill shipments to locations designated Buyer in its Releases prior to using any Systems/Components subsequently produced. Buyer shall incur a reasonable storage charge payable monthly for all Systems/Components which continue to be stored at a Vendor facility, due to causes outside Vendor's reasonable control, [CONFIDENTIAL TREATMENT REQUESTED].

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    4 of 19

          D. Within seven (7) working Days after the end of each calendar month during the Term hereof, Vendor shall send to Buyer a Shipment Report in the form attached hereto as Exhibit C and incorporated herein by reference with respect to shipments of Systems/Components and/or Programs made during such calendar month. Such Shipment Report shall be sent via fax as follows:

                    Taco Bell Purchasing Department
                    Attn:  Director of Equipment Purchasing
                    (714) 863-2274

          E. (1) Throughout the United States, Canada, islands of the Caribbean and all portions of the Territory where Vendor has determined pursuant to Paragraph 3 of this Agreement to sell and install Systems/Components, Vendor, or a third party contracted by Vendor, shall install all Systems/Components hereunder in accordance with Exhibit D (hereinafter "Basic Installation"). At the request of Buyer, Vendor shall also provide, at the time of installation, basic training and monitoring as set forth in Exhibit D. In addition to the Basic Installation, Vendor shall, at the request of Buyer and pursuant to terms and conditions to be negotiated by the parties, offer non-basic/customized installation, training and/or monitoring services (i.e. rollouts, deinstallation of existing POS systems, etc.) in such portions of the Territory.

              (2) Buyer shall designate on the applicable Release whether or not it wants Vendor to perform training and/or monitoring at the time the Systems/Components are installed in Buyer's restaurants.

              (3) If Vendor plans to contract with a third party to perform the installation, training and/or monitoring on Vendor's behalf, Vendor shall notify Buyer of the name of the third party it intends to contract with.

          F. Buyer shall be responsible for assuring that each restaurant has completed all of the requirements set out in the Vendor "Pre-Installation Guide/Instructions" as set out in Exhibit E to this Agreement. For those situations where the Pre-Installation Guide/Instructions does not accurately reflect all of the requirements (i.e. Hot'n Now) the parties will cooperate to modify the Guide's requirements to accommodate such situations. Any reasonable, additional costs incurred by Vendor as a result of Buyer's failure to complete all of the requirements of this Pre-Installation Guide shall be borne by Buyer if such cost would have been avoided by reasonable compliance with the instructions set froth in the Pre-Installation Guide.

          G. (1.) For Basic Installations as defined in Exhibit D attached hereto, performed directly by Vendor or its designated agent, should Vendor or its designated agent fail to complete an installation, due to causes within its reasonable control, within five (5) Days of the date the parties mutually agreed the installation was to be completed and such delay either causes a delay in the planned opening of a restaurant or has a significant economic detrimental effect on the operation of a restaurant, then Vendor will reduce the applicable Basic Installation price for such late installation [CONFIDENTIAL TREATMENT REQUESTED],

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    5 of 19
and if the installation is not completed within ten (10) Days of the date the parties mutually agreed the installation was to be completed, then Buyer may either (i) revoke its acceptance of the Systems/Components and receive a full refund of the monies paid for such Systems/Components and then go into the marketplace and purchase substantially similar Systems/Components from a third party with the difference between what Buyer actually pays and the applicable purchase price stated in this Agreement, to the extent such difference does not exceed [CONFIDENTIAL TREATMENT REQUESTED], to be paid by Vendor to Buyer; or
(ii) may obtain the services of a third party to install the Systems/Components and Vendor will reimburse Buyer for the reasonable cost of such installation. Even if Buyer chooses to revoke and purchase a third party's system/components for such location the Systems/Components revoked shall count towards the satisfaction of Buyer's applicable purchase commitment so as not to reduce the discount to which Buyer would otherwise be entitled to.

          (2.) Failure by Vendor or Vendor's designated agent on [CONFIDENTIAL TREATMENT REQUESTED] of the date the parties mutually agreed the installation was to be completed shall constitute a material breach of this Agreement.

      H. (1.) If due to causes within Buyer's reasonable control, Buyer causes a delay which results in the inability to complete an installation on the date the parties mutually agreed the installation was to be completed or Buyer shall reschedule an installation within two weeks of a Scheduled Installation Date, then Vendor shall invoice Buyer for all reasonable additional travel, lodging, meals and other related expenses incurred by Vendor as a result of such delay.

          (2.) Also, if on the date the installation was to be performed, Buyer causes a delay which results in the inability of the installation personnel to commence the installation within [CONFIDENTIAL TREATMENT REQUESTED] of the time they arrive at the site, then in addition to any additional travel, lodging, meals and other related expenses incurred by Vendor as a result of such delay, [CONFIDENTIAL TREATMENT REQUESTED].

      I. Unless shipping instructions are specifically set forth by Buyer on its Release or communicated in writing to Vendor prior to Vendor making actual shipment commitments, Vendor shall have the responsibility of selecting the particular route and carrier for the shipment of the equipment to Buyer. Except as otherwise provided herein, risk of loss shall pass to buyer upon shipment.

      J. In the event Buyer intends to install Systems/Components in a country other than the United States, Canada or the Islands of the Caribbean, Buyer will provide Vendor within [CONFIDENTIAL TREATMENT REQUESTED] of the anticipated

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    6 of 19
installation date written notice of such intention. Upon receipt of such notice, Vendor will within sixty (60) Days notify Buyer of whether or not in Vendor's opinion i is possible and practical for vendor to perform such installation.

      K. Legal and equitable title to the Systems/Components free and clear of all liens, security interests, or encumbrances shall automatically pass from Vendor to Buyer upon Delivery. Parties agree that Vendor will receive a purchase money security interest in the Components upon shipment which shall be extinguished promptly upon payment by Buyer.

      L. Vendor shall assist Buyer with the shipping of the purchases, filing freight claims, finding and locating lost shipments, and in other actions with respect to shipping customs work which are necessary and reasonable at the request of Buyer. Vendor will utilize adequate shipping containers and packaging.

  6.  PRICES:
      ------

      A. Subject to Subparagraph 6B. below, the net purchase price to be invoiced by Vendor and to be paid by Buyer for

          (1.) the Minimum Purchase Commitment (excluding the Programs and Documentation) shall be the price determined by [CONFIDENTIAL TREATMENT REQUESTED] the List Prices set forth in Exhibit B hereto, and

          (2.) the Programs and Documentation licenses purchased by Buyer shall be the price determined by [CONFIDENTIAL TREATMENT REQUESTED] the List Prices set forth in exhibit B hereto.

      B. All prices stated hereunder are FOB New Hartford, New York and are stated in United States dollars. Unless otherwise agreed to in writing by the parties, Buyer is responsible for all applicable shipping charges and insurance associated with shipment of the Systems/Components to the location designated by Buyer, sales, use, or any similar tax or any import or export duties, tariffs or other costs incurred to obtain the necessary approvals/certifications to deliver the Systems/Components into a country outside the United States and to meet the governmental laws and regulations of such country. Thus, in addition, to the prices so specified in this Agreement, the amounts of any such present or future taxes or other charges or fees applicable to the purchase, export and/or import of the Systems/Components, Programs or services, to be provided under this Agreement shall be paid by Buyer.

      C. Subject to Subparagraph 6B. of this Agreement above, the Systems/Components, basic Installation, training and monitoring prices set forth in Exhibit B attached hereto shall be fixed for the Term of this Agreement.

                      [CONFIDENTIAL  TREATMENT  REQUESTED].

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                    7 of 19

  7.  PAYMENT:
      -------

      A. Payment in full for the Minimum Purchase Commitment for all applicable Program and Documentation licenses, and for all freight insurance, import and/or export duties and any other applicable fees, taxes and/or charges directly incurred therewith, is due and payable thirty (30) Days from the date of Buyer's receipt of invoice.

      B. Payment for, installation, monitoring, and training and any other applicable fees and/or charges shall be invoiced by Vendor upon completion of installation and shall be due and payable thirty (30) Days from the date of Buyer's receipt of invoice.

      C. Interest on overdue amounts shall be payable at the rate of twelve percent (12%) per annum commencing thirty (30) Days after its due date. All payments shall be made in United States dollars.

      D.  Vendor will invoice Buyer upon Delivery.

  8.  SOFTWARE DEVELOPMENT:
      --------------------

      A. From time to time during the Term of this Agreement, modifications and/or enhancements to the Programs and Documentation may be requested by Buyer. Buyer's requests shall define the exact functions, features, and/or requirements of such modifications or enhancements. Vendor shall review such requests and if not unreasonable shall submit a proposal to Buyer within thirty (30) Days of receipt of the request setting forth the development time frames and pricing. Upon mutual agreement to applicable terms and conditions for such software development Vendor will use its best efforts to develop and provide such modifications and/or enhancements to Buyer.

      B. Subject to Subparagraph 8A. above, Vendor agrees to develop any modifications and/or enhancements to the Programs and Documentation which may be necessary in order to comply with local government financial, revenue and/or tax reporting requirements of any country outside the United States where Vendor determines that it has the capability and it is commercially practical to deliver, install and service the Components/Systems within such country.

                                    8 of 19

      9.  SYSTEM IMPROVEMENTS:
          -------------------

          Vendor agrees to make available and sell or license to Buyer such improvements, releases, enhancements, extensions, options, upgrades and other changes (collectively referred to as "improvements") to the Components and/or Programs as they are made available for distribution to any other customers of Vendor, except those improvements which are proprietary to such customers at a price which shall be no greater than that given, in the normal course of business to other customers of Vendor purchasing a like system in the same volume and under substantially the same terms and conditions as Buyer has hereunder. In addition, except as may be required by Subparagraph 15A.(2)d below, Vendor agrees that it will provide Buyer with six (6) months prior written notice of any plan to modify the Systems/Components and/or Programs which will be sold to Buyer under this Agreement if such intended modification will significantly affect either (i) the Buyer's operation of the Component and/or Program, (ii) the operation of the restaurant or (iii) the functionality of the Systems provided, however, this shall not impair Buyer's right to purchase from Vendor during the Term and under the provisions of this Agreement, the specific Systems/Components and/or Programs Buyer has contracted for to the extent of Buyer's Minimum Purchase Commitment or any Optional Purchase Commitment.

     10.  LICENSE OF PROGRAMS:
          -------------------

          A. Notwithstanding any provision herein to the contrary, title to any Programs and Program Documentation (including any copies thereof) shall remain vested in Vendor. Subject to the terms and conditions of this Agreement, Vendor hereby grants to Buyer, its successors in interest and the franchisees and licensees of its restaurant or food service formats, a nontransferable, nonexclusive, royalty free limited License to use the Programs, in machine readable form and associated Program Documentation in conjunction with the Systems purchased from Vendor under the terms of this Agreement solely for the processing of Buyer's internal business data in the operation of its restaurant business and shall not be transferred to or in any manner or form used on any other point of sale hardware equipment other than hardware equipment purchased directly from Vendor. A separate copy of the Programs and Documentation must be licensed/purchased from Vendor for each Vendor System which Buyer intends to use the Programs on. This license and the rights granted hereunder shall terminate with respect to each copy of the Programs which is licensed by Buyer for use with a System/Component on the date Buyer permanently removes such System/Component from installation in one of Buyer's or Buyer's franchisee's restaurants.

          B. Except for any portions of the Programs which are unique to Buyer's restaurant operational procedures and which were integrated into the Programs by Vendor in response to Buyer's written specification (e.g. certain screen layouts and specific menu item key identification, etc.). Buyer recognizes that the Programs and associated Program Documentation supplied to Buyer are proprietary to Vendor and are a valuable asset of Vendor and that their use and disclosure must

                                    9 of 19
be carefully and continuously controlled. The Programs and associated Program Documentation supplied to Buyer under this Agreement or any authorized copies made thereof shall be held in confidence and shall not be disclosed in any manner or made available in any form to any persons or entities without the express written consent of Vendor, provided however that Buyer shall be permitted to disclose relevant aspects of the Programs and associated Program Documentation to its employees to the extent such disclosure is reasonably necessary to Buyer's use of the Programs and associated Program Documentation, and provided that Buyer advises its employees of their confidential nature and takes all reasonable steps to ensure that the Programs and/or associated Program Documentation is not used, disclosed, and/or duplicated in contravention of the provisions of this Subparagraph 10B.

          C. Buyer agrees that it will not, except as is expressly authorized in this Agreement (a) copy or duplicate, or permit anyone else to copy or duplicate in whole or in part any physical or magnetic version of the Programs or associated Program Documentation furnished by Vendor under this agreement, or
(b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering, assembly or otherwise, the source programs or any part thereof from the object program or from other information made available under this Agreement or otherwise (whether oral, written, tangible or intangible) provided, however that Buyer shall be permitted to make one (1) copy of the Programs for backup purposes for each System purchased.

          D. If Buyer attempts to use, copy, license, disclose or convey the Programs and/or associated Program Documentation supplied by Vendor hereunder, in a manner contrary to the terms of this Agreement or in derogation of Vendor's proprietary rights, whether those rights are explicitly stated herein, determined by law or otherwise, Vendor shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such wrongful actions, Buyer hereby acknowledging that other remedies are inadequate.

         11.  CONFIDENTIAL INFORMATION:
              ------------------------

              A. Buyer and Vendor agree that all confidential and proprietary information concerning the parties and their respective operations and procedures shall be maintained on a confidential basis for each other's benefit. Buyer and Vendor shall not disclose to others any of the respective technical data or proprietary information acquired from each other without the other party's prior written consent. Buyer and Vendor agree further to execute and abide by the Confidentiality Agreements which are attached hereto and incorporated herein by reference as Exhibit F1 and F2. This section and Exhibits F1 and F2 shall survive the termination of this Agreement.

              B. Notwithstanding any provisions to the contrary in this agreement or the Confidentiality Agreements, the obligations or confidentiality of the parties hereto shall not apply with respect to any information which (i) is known by the party receiving such information hereunder at the time of disclosure (whether or not such

                                   10 of 19
disclosure was made prior to or after the date hereof), or (ii) is or becomes known to the public generally through no fault or other action of the party receiving such information hereunder, or (iii) is obtained lawfully from a third party who is not believed or suspected by the party receiving such information hereunder to have obtained such information under an obligation to hold such information confidential, or (iv) is developed by the party receiving such information, employees, agents or representatives as a result of their own efforts and not as a direct or indirect result of the disclosure of the same information by the party disclosing such information.

  12.  WARRANTIES & REPRESENTATIONS:
       ----------------------------

       A.  Vendor warrants to Buyer that:

           (1.) each System/Component purchased by Buyer under this Agreement (excluding the associated Programs and Documentation) hereinafter "Hardware" shall be free from defects in material and workmanship under normal use and service for a period commencing upon Delivery of the System/Components to Buyer (i.e. the earlier of, the date the Systems/Components are shipped by Vendor to a Vendor facility or to a location designated by Buyer) and terminating [CONFIDENTIAL TREATMENT REQUESTED] from the date of completion of installation;

           (2.) to the best of Vendor's knowledge, Vendor is the author of, and has full and exclusive right, title and interest in and to the Programs and/or has the right to grant to Buyer the licenses and other rights granted hereunder.

           (3.) the Systems/Components and Programs do not infringe any United States patent issued and existing as of the date of this Agreement is executed by Vendor, or any United States copyright or trademark;

           (4.) except as may be otherwise agreed to by the parties, the Programs and Documentation to be licensed and provided to Buyer after the effective date of this Agreement shall be substantially the same Programs and Documentation as that which was licensed and provided by Vendor in association with the last System Delivered to Buyer prior to the effective date of this Agreement.

These Vendor warranties are in addition to and do not supersede Buyer's rights under any on-site service agreement which may be in effect between the parties. With the except of any implied warranty or merchantability the foregoing Vendor warranties are in lieu of all other warranties, expressed or implied, including but not limited to the implied warranty of fitness for a particular purpose.

       B.  Vendor and Buyer repent and warrant to each other that:

           (1.) Each has full right and authority to enter into this Agreement on the terms specified herein.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                   11 of 19

           (2.) The execution, delivery, and performance of this Agreement is not prohibited by and will not be in violation of any Agreement to which it is a party, and will not be in violation of its certificate of incorporation or by-laws.

           (3.) There is no material litigation, proceeding or investigation filed or pending or threatened in any Court or before any regulatory commission, board or other administrative or governmental agency against it which may in any way affect its full and complete performance under this Agreement.

       C. Except as provided in Subparagraph 12A.(2.) and (3.) above, the Programs are provided "as is" without warranty of any kind, either express or implied, as to any matter whatsoever, including but not limited to, the implied warranties of merchantability and fitness for a particular purpose.

  13.  LIMITATION OF LIABILITY:
       -----------------------

       Except as otherwise expressly provided elsewhere in this Agreement and except due to the extent of fraud by a party, in no event shall either party be
                                              -----------
liable to the other party for any damages arising from the interruption or loss of: use, service, data, incorrect data, revenues or profits (except Vendor's profits in the event Buyer breaches its purchase commitment obligations), or for any indirect, special, consequential or incidental damages arising out of a breach of any provision of this Agreement, or in any way related to the performance or non-performance by the other party under said Agreement regardless of the form in which any legal or equitable action may be brought (i.e. breach of warranty, contract, strict liability or otherwise). The foregoing shall apply without regard to whether the party sought to be held accountable had knowledge of the possibility of such damages.

  14.  FORCE MAJEURE:
       -------------

       Neither party will be liable to the other for any delay or for failure to perform its obligations hereunder resulting from any cause beyond that party's reasonable control, including, but not limited to: fires; explosions; floods; strikes; work stoppages or slowdowns; or other industrial disputes; accidents; riots; or civil disturbances; acts of civil or military authorities; export or import authorization; inability, for those portions of the Territory outside the United States, to obtain any license or consent necessary; and any abnormal delays or shortages by critical material suppliers. Provided that if Vendor cannot perform under this Agreement due to such Force Majeure for more than ninety (90) Days, Buyer shall have the option to terminate its obligation under this Agreement.

  15.  BREACH & REMEDIES:
       -----------------

       A.  Buyer's Remedies:

           (1.) For breach of the express warranty set forth in Subparagraph
                ------------------------------------------------------------
12A.(1.) and for breach of any implied warranty of merchantability:
- -------------------------------------------------------------------

                                   12 of 19

                  a. Subject to Subparagraph 5.G. of this Agreement, Vendor's sole liability and Buyer's exclusive remedy shall be limited to Vendor, at Vendor's sole option, promptly either (a) supplying at its expense a replacement, or (b) repairing such defective hardware at its facility and at its expense. Vendor shall not be responsible for malfunction, defects or damage to the Hardware cause by negligence of Buyer's or Buyer's franchisee's employees/agents; vandalism; adjustments, maintenance or repairs made by persons other than Vendor's personnel or persons, firms or corporations authorized by Vendor; operation and use not within specifications or in an unacceptable environment; or other cause not arising out of defects in material or workmanship. The notice of breach shall be by telephone with confirmation in writing posted or faxed within five (5) Days and shall specify the facts constituting the alleged breach of warranty. If the breach is not discovered within the warranty period or if Vendor has not received written notification of a breach within five (5) Days after termination of this warranty period the claim for breach is waived by Buyer. The purpose of this exclusive remedy shall be to provide Buyer with free repair and replacement of defective parts in the manner provided for herein.

                  b. Notwithstanding Subparagraph 15A.(1.)a. above, if a defect covered by said warranty is discovered within the warranty period in a particular item of Hardware which significantly and detrimentally affects the performance of the System and the operation of the restaurant in which it is installed and Vendor is unable to repair or replace the defective item of Hardware within fifteen (15) Days of Vendor's receipt of the defective Hardware at its facility for those portions of the Territory which are not covered by a Vendor on-site field service contract or Vendor's receipt of Buyer's notice for those portions of the Territory which are covered by a Vendor on-site service contract, then Vendor shall remove the defective System and shall provide Buyer with a refund of the purchase price and installation price plus all associated freight, duties and taxes paid by Buyer to Vendor for such System provided however, the System will continue to be considered as a purchase for the purpose of satisfying Buyer's Minimum or Optional Purchase Commitment.

                  c. Notwithstanding Subparagraph 15A.(1.)a. above, Buyer is not required to return the defective Hardware to Vendor's facility for repair in those portions of the Territory where Buyer and Vendor have an on-site field service contract in effect at the time the warranty defect is discovered. For those portions of the Territory where Buyer and Vendor do not have such on-site field service contract, all Hardware required to be returned to Vendor pursuant to Subparagraph 15A.(1.)a. above shall be shipped at Vendor's expense by the most reasonable and practical means to the repair location designated by Vendor. Upon repair or replacement, Vendor shall ship prepaid such repaired or replacement Hardware to the address specified by Buyer. Unless otherwise agreed, Buyer shall be responsible for obtaining governmental approvals and documentation required for international shipment of returned Hardware. Buyer shall be responsible for the proper packing of the defective Hardware in accordance with instructions provided by Vendor.

                                   13 of 19

                  d. In the event of a fire, explosion or other physical consequence of such defect, Vendor shall compensate Buyer for any damage or injury to property or persons proximately caused by such defect.

            (2.)  For breach of the express warranties set forth in Subparagraph
                  --------------------------------------------------------------
12A.(2.) and (3.) above:
- -----------------------

                  a. Vendor's sole liability and Buyer's exclusive remedy shall be limited to Vendor, at its sole expense, defending any action brought against Buyer based on a claim that any Component and/or Program infringes any United States patent issued and existing as of the date this Agreement is executed by Vendor, or United States copyright or trademark and will pay all reasonable costs and damages finally awarded against Buyer in any such action which are attributable to such claim, provided that: (1) Buyer shall promptly notify Vendor in writing of notice of any such claim or allegation of infringement; and
(2) Buyer allows Vendor to have sole control of the defense of any such claim, including, without limitation, all communications with claimant, all settlement negotiations, and the conduct of all litigation; and (3) Buyer will cooperate with Vendor and will provide Vendor with such assistance in such defense as Vendor may reasonably request. Except in the event Vendor has not assumed the defense within a reasonable period of time after Vendor's receipt of Buyer's notice of the alleged infringement or ceases to defend Buyer, Vendor shall not be responsible for any litigation expenses (including attorney's fees) incurred by Buyer or settlements entered into by Buyer unless Vendor agrees to them in writing which agreement shall not be unreasonably withheld.

            b. Vendor shall have no liability to Buyer hereunder, or otherwise, with respect to any claims of infringement which are based on the use of any Component or Program or combination of Components or Programs with equipment, programs or supplies not supplied by Vendor where such infringement would not occur in the absence of such combination, nor shall Vendor have any liability with respect to any claim of infringement based on use of any Component and/or Program in a manner other than in accordance with this Agreement and/or any License granted to Buyer under this Agreement, nor shall Vendor have any liability to Buyer hereunder, or otherwise with respect to any claims for infringement due to the Components and/or Programs being made or modified either
(i) by Buyer or others without the prior written authorization from Vendor or
(ii) by Vendor at Buyer's specific directions or instructions.

            c. This Subparagraph 15A.(2.) states Vendor's entire liability to Buyer under this Agreement or otherwise with respect to infringement of third parties' patents, copyrights, trademarks, designs, trade secrets or other proprietary rights.

            d. If Vendor should become aware of a potential infringement problem, Vendor shall promptly notify Buyer of the situation, and to avoid a potential infringement of patent, trademark, copyright, design, trade secret or other proprietary right, even if not alleged. Vendor may, at its sole option and at its own expense, procure for Buyer the right to continue using the alleged infringing item, or

                                   14 of 19
modify or replace such item with a comparable item to Buyer and/or Buyer's reasonable satisfaction so as to avoid the infringement or remove the infringing item. If the infringing item is removed by Vendor, Vendor shall promptly provide a refund to Buyer of the purchase price and installation price plus all associated freight, duties and taxes paid by Buyer to Vendor for such item as depreciated on a eight (8) year straight line basis.

          (3.) For breach of the express warranties set forth in Subparagraph
               --------------------------------------------------------------
12A.(4.) or if Program errors/bugs are discovered in a System/Component
- -----------------------------------------------------------------------
installed by Vendor or its authorized representative:
- ----------------------------------------------------

               a. Notwithstanding Subparagraph 12D. above, Vendor will, at its sole expense, [CONFIDENTIAL TREATMENT REQUESTED]. Vendor shall commence its efforts to correct such Errors upon its own discovery or upon receipt of notice from Buyer of Errors, whichever is earlier. Both parties understand that Vendor's ability to correct Errors in a reasonable amount of time is heavily dependent upon the specific characteristics of the Errors. Therefore, if Buyer reports Errors to Vendor, Buyer agrees that Vendor shall also be furnished, to the extent reasonably possible, a general description of the Errors and a detailed account of the context in which the Errors arise sufficient to allow the Vendor to reproduce such Errors and to verify correction. For those Errors which are: (i) critical (i.e. significantly affecting the operation of a restaurant) and for which there is no alternative solution (as described in Subparagraph 15A.(3.)(b.) below) Vendor will, upon correction of the Errors, provide, at Vendor's expense, such correction to all restaurants which are using the Program release in which the Errors appeared, and (ii) noncritical (i.e. not significantly affecting the operation of the restaurant) and for which there is no alternative solution (as described in Subparagraph 15A.(3.)(b.) below) Vendor will, upon correction of the Errors, include, at Vendor's expense, such correction in Vendor's next general Program release.

          b. Notwithstanding any provision of this Agreement to the contrary, whenever Vendor is obligated by this Agreement to provide corrections to Errors or to use its best efforts to correct Errors in the microcode or Programs, if, in Vendor's reasonable opinion, the Errors would require an inordinate amount of programming effort on the part of Vendor to correct and the result of the problem caused by the Errors is such that it can be avoided through reasonable procedural or other means, Vendor may, in lieu of correcting the Errors, provide Buyer with an alternative solution to the problem provided however that such alternative solution is practical to implement and is reasonably acceptable to Buyer.

          c. This Subparagraph 15A.(3.) states Vendor's entire liability to Buyer and Buyer's exclusive remedy under this Agreement for any Errors discovered in the Programs.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                   15 of 19

          (4.) If Vendor, repudiates this Agreement or commits any other
               ---------------------------------------------------------
material breach of this Agreement and fails to remedy such breach [CONFIDENTIAL
- -------------------------------------------------------------------------------
TREATMENT REQUESTED] after receipt of written notice by Buyer specifying such
- -----------------------------------------------------------------------------
alleged breach, then Buyer's sole and exclusive remedy and Vendor's sole
- ------------------------------------------------------------------------
liability shall be limited to the following:
- -------------------------------------------

               a. Buyer may cancel this Agreement, such cancellation to be effective as of the date notice of such is received, via fax or personal delivery, by Vendor. Cancellation shall cancel the remaining portion of Buyer's Minimum Purchase Commitment or Optional Purchase Commitment, as applicable, (i.e. that portion which had not been Delivered as of the date of cancellation) and shall be without further liability to Vendor, provided however, that Buyer shall fulfill all of its unsatisfied obligations or liabilities which arose prior to said cancellation; and/or

               b. Buyer may, upon written notice to Vendor, cancel any or all of their outstanding Releases to the extent the Components, Systems and/or Programs ordered hereby have not been shipped or are not ready for shipment on the date of cancellation; and/or

               c. Buyer may go into the marketplace and purchase the remaining portion of Buyer's Minimum Purchase Commitment or Optional Purchase Commitment, as applicable (i.e. that portion which had not been Delivered as of the date of cancellation) from a third party and the difference between the purchase price which Buyer actually pays and the applicable purchase price stated in this Agreement, to the extent such difference does not [CONFIDENTIAL TREATMENT REQUESTED] shall be paid by Vendor to Buyer; and/or

               d. Any or all other remedies which are applicable and available to the Buyer under the provisions of the New York Uniform Commercial Code.

               e. In no event shall anything herein be construed in such a manner as to effect a forfeiture of monies paid by Buyer to Vendor hereunder.

          B.  Vendor's Remedies:

              (1.) If Buyer repudiates or materially breaches this Agreement at any time prior to Vendor's Delivery of all of the Minimum Purchase Commitment and does not timely cure such breach, then Buyer and Vendor hereby agree that Vendor may manufacture and ship to a Vendor facility (which shall be deemed as Buyer taking Delivery and title to such Systems/Components), [CONFIDENTIAL TREATMENT REQUESTED] the remaining quantity of the Systems/Components of the Minimum Purchase Commitment which Buyer is required to but has failed to take Delivery of and title to prior to such required date in order to satisfy such purchase commitment obligation, and require Buyer to pay for all such Systems/Components, at the applicable purchase prices and in accordance with the payment provisions stated in this Agreement.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                   16 of 19

              (2.) If Buyer repudiates or otherwise commits any material breach (other than that which is covered by Subparagraph 15B.(1) above) of this Agreement including but not limited to, the payment and license provisions of this Agreement, in a material manner, and fails to cure such breach [CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice by Vendor specifying such alleged breach, then Buyer and Vendor hereby agree that Vendor's sole and exclusive remedies and Buyer's sole liability shall be limited to the following; Vendor may, in its sole discretion.

              a. Cancel this Agreement without any further obligation or liability to Buyer, (except for its obligations of confidentiality as specified in Paragraph 11 of this Agreement and Exhibits F1 and F2 of this Agreement) such cancellation to be effective as of the date notice of such is received, via fax or personal delivery, by Buyer; provided, however, that Vendor shall fulfill all of its unsatisfied obligations or liabilities which arose prior to such cancellation;

              b. Require Buyer to pay the price per System for all Systems Delivered [CONFIDENTIAL TREATMENT REQUESTED] it may have been entitled to for exercise of its option and with or without demand or notice to Buyer declare any amount unpaid immediately due and payable;

              c. Require Buyer to take tittle to and pay for, at the Minimum Purchase Commitment price per System and in accordance with the payment provisions stated in this Agreement.

                   (i) all remaining Systems/Components of the Minimum Purchase Commitment or Optional Purchase Commitment, as applicable, and

                   (ii) all additional Systems/Components and/or Programs which had been ordered by Buyer but had not been Delivered by Vendor on or before the date of Vendor's cancellation; and

              d. Any or all other remedies which are applicable and available to the Seller under the provisions of the New York Uniform Commercial Code.

         C. Vendor neither assumes nor authorizes any other person to assume for Vendor any other liability in connection with the sale or use of the Systems/Components sold under this Agreement

   16.  ESCROWED MATERIAL:
        ------------------

        Buyer and Vendor agree to abide by the terms and conditions of the Escrow Agreement as set forth in Exhibit G attached hereto and incorporated herein by reference.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                   17 of 19

   17.  COMPLETE AGREEMENT:
        -------------------

        This Agreement is the complete Agreement between the parties with respect to its subject matter. This Agreement is entered into after full investigation, without either party relying on any statement or representation made by the other party not embodied herein. their terms and conditions of this Agreement may not be supplemented, changed, waived, discharged, terminated or otherwise modified orally or by the terms of any Purchase Order or Release, acknowledgment, invoice or other such instrument, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, termination or modifications is sought. No waiver of any breach of any obligation hereunder shall be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation.

   18.  GOVERNING LAW:
        --------------

        This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

   19.  SEVERABILITY:
        -------------

        In the event that any one or more provisions contained in this Agreement should, for any reason, be held to be unenforceable in any respect under the laws of any State or of the United States, its unenforceability shall not affect any other provisions of this Agreement, but shall be deemed replaced by an enforceable provisions determined by the arbiter of the dispute to be most closely reflective of the parties original intent.

   20.  ASSIGNMENT:
        -----------

        A. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither party shall assign its rights nor delegate any of its duties or obligations under this Agreement, including the Confidentiality Agreement and Escrow Agreement, without the prior written consent of the other party, which consent will not be unreasonably withheld.

        B. Notwithstanding Subparagraph 20A. above, Buyer may assign its rights under this Agreement to another subsidiary of its parent corporation, Pepsico, provided Buyer is not released from its responsibilities and obligations set forth in this Agreement and provided further that any System/Components purchased or any Programs or associated Documentation licensed by an assignee under this Agreement shall only be purchased or licensed for installation and use in a Taco Bell or Hot'n Now restaurant.

                                   18 of 19

   21.  SURVIVAL:
        ---------

        The applicable rights and obligations set forth in Paragraphs 1, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of this Agreement shall survive and continue after any expiration, cancellation, or termination of this Agreement and shall be binding upon the parties and their successors and assigns.

   22.  NOTICES:
        --------

        All communications and notices relating to this Agreement are to be sent by fax, personal or reputable overnight delivery addressed as follows:

If to Vendor:                            If to Buyer:
- ------------                             ------------

PAR Microsystems Corporation             Taco Bell Corp.
220 Seneca Turnpike                      17901 Von Karman
New Hartford, NY  13413                  Irvine, CA 92714
Attention:  President                    Attention:  Vice President
(copy Attn:  Legal Dept.)                Information Technology Dept.
                                         (copy Attn:  Legal Dept.)


          IN WITNESS WHEREOF, the parties have hereunto have executed this Agreement effective as of the first date set forth above.

PAR MICROSYSTEMS CORPORATION                  TACO BELL CORP.


By   [CONFIDENTIAL TREATMENT                  By  /s/  Richard Goodman
                                                ------------------------
     REQUESTED]
     ------------------------

Title  National Account Mngr                  Title  SUP & CFO
      -----------------------                      ---------------------


                                              Reviewed by:
                                                          --------------
                                              Date:  12/8/95
                                                   ---------------------


[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.

                                   19 of 19